Exhibit 10.1
RESTRICTED STOCK UNIT AWARD TERMS AND CONDITIONS (U.S.)
This document contains the Terms and Conditions of the Restricted Stock Units awarded by the Company to the Participant indicated in the Notice of Award of Restricted Stock Units to which this document is attached (the “Notice”), and constitutes a binding agreement by and between Warner Music Group Corp. (the “Company”), and the employee whose name is set forth on the Notice. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Warner Music Group Corp. 2020 Omnibus Incentive Plan, as amended from time to time (the “Plan”).
1.Grant of RSUs. The Company hereby evidences and confirms its grant to the individual whose name is set forth on the Notice (the “Participant”), effective as of the grant date set forth on the Notice (the “Grant Date”), of the number of Restricted Stock Units set forth on the Notice (the “RSUs”). Each RSU represents the unfunded, unsecured right of the Participant to receive one Share. The RSUs are subject to the terms and conditions of the Plan, which are incorporated by reference herein.
2.Vesting. Except as otherwise provided in this Section 2 or in the Plan or as approved by the Administrator, the RSUs shall vest in accordance with the terms of these Terms and Conditions (including the Notice and the Plan), as follows (the occurrence of each such event described in Section 2(a)-(d), a “Vesting Event”):
(a)all of the RSUs shall become vested on the earliest to occur of the vesting date set forth in the Notice (the “Vesting Date”), the Participant’s death and the Participant’s Disability, subject in each case to the Participant’s continued employment with the Company or its Affiliate through such date;
(b)upon the occurrence of a Change in Control, all then outstanding unvested RSUs shall be treated as provided in the Plan;
(c)if the Participant’s employment terminates in a Qualifying Termination prior to the Vesting Date, then (i) a pro rata portion of the RSUs shall become vested based on the portion of the period between the Grant Date and the Vesting Date that has elapsed as of the date of such termination (the “Accelerated RSUs”) and (ii) the balance of the RSUs (the “Deferred RSUs”) shall remain outstanding and unvested and shall become vested on the Vesting Date provided the Participant (A) has not violated Section 13(b) through the Vesting Date and (B) has provided annual certification of such ongoing compliance with Section 13(b) in writing to the Company on each anniversary of the Grant Date (if any) that occurs following such Qualifying Termination and prior to the Vesting Date, and a final certification to such effect prior to (but no more than 90 days prior to) the Vesting Date.
(d)if the Participant’s employment terminates in a Qualifying Retirement (as defined below) prior to the Vesting Date, all of the RSUs shall become vested on the Vesting Date provided the Participant (i) has not violated Section 13(b) through the Vesting Date and (ii) has provided annual certification of such ongoing compliance with Section 13(b) in writing to the Company on each anniversary of the Grant Date (if any) that occurs following such

Qualifying Retirement and prior to the Vesting Date, and a final certification to such effect prior to (but no more than 90 days prior to) the Vesting Date.
For purposes of these Terms and Conditions, employment with the Company will be deemed to include employment with, or, if approved by the Administrator, other service to, the Company or Company’s Affiliates, but in the case of employment with or service to an Affiliate, only during such time as such Affiliate is an affiliate of the Company.
Notwithstanding anything contained in these Terms and Conditions to the contrary, the Administrator, in its sole discretion, may accelerate the vesting of any RSUs, at such times and upon such terms and conditions as the Administrator shall determine, so long as the delivery of Shares for any RSUs subject to Section 409A of the Code is permitted thereby.
3.Termination for Cause. If the Participant’s employment is terminated for Cause, or if the Participant resigns at such time as the Company could have terminated the Participant’s employment for Cause, then notwithstanding any other provision of these Terms and Conditions, the Participant will immediately forfeit any remaining RSUs, along with any Shares issuable with respect to such RSUs (even if otherwise vested) for which Shares have not yet been delivered, and any cash amounts payable under Section 9(b).
4.Delivery.
(a)In the case of a Vesting Event described in Section 2(a) or 2(b) (i.e., scheduled vesting dates, death or Disability, Change in Control), one Share shall be delivered in respect of each RSU then vesting, within 30 days of the applicable Vesting Event.
(b)In the case of a Vesting Event described in Section 2(c) (Qualifying Termination), subject to the Participant’s compliance with Section 2(c) and Section 13(b), one Share will become deliverable in respect of each RSU, subject to the Participant executing a general release of claims in favor of the Company and its affiliates, directors and officers in a form provided by the Company and to such release becoming irrevocable within 60 days after such termination (such 60-day period, the “Release Period”). If the Participant fails to timely satisfy this release requirement, all of the RSUs that would otherwise vest under Section 2(c) (i.e., both the Accelerated RSUs and Deferred RSUs, along with any Shares issuable with respect to such RSUs) shall be deemed forfeited as of the date of Participant’s Qualifying Termination and the Participant will have no further rights with respect thereto. Subject to the Participant’s compliance with the requirements described in this Section 4(b):
(i)Shares deliverable under this Section 4(b) in respect of Accelerated RSUs will be delivered on the date the release becomes irrevocable (but if the Release Period spans two taxable years of the Participant, not before the first day of such second taxable year), or if sooner, upon the occurrence of a Change in Control or the Participant’s death; and
(ii)Shares deliverable under this Section 4(b) in respect of Deferred RSUs will be delivered on the date such Shares would have otherwise been delivered under

Section 2(a)(i), but for the Participant’s termination, or if sooner, upon the occurrence of a Change in Control or the Participant’s Disability or death (but if such Change in Control, Disability or death occurs during the Release Period, then the Shares will be delivered on the next business day following the Release Period).
(c)Subject to Participant’s compliance with Section 2(d) and Section 13(b), in the case of a Vesting Event described in Section 2(d) (Qualifying Retirement), one Share will become deliverable in respect of each RSU then vesting. Shares deliverable under this Section 4(c) will be delivered (i) on the date such Shares would have otherwise been delivered under Section 2(a)(i), but for the Participant’s termination, or (ii) if sooner, upon the occurrence of a Change in Control or the Participant’s Disability or death.
(d)In the event of the death of the Participant, the delivery of Shares under this Section 4 shall be made to the Participant’s estate or to a beneficiary designated in accordance with the Company’s requirements as in effect from time to time (but in any event no later than December 31 of the calendar year immediately following the calendar year during which the Participant’s death occurs).
5.Certain Definitions. For purposes of these Terms and Conditions and notwithstanding any provision of the Plan to the contrary, the following definitions will apply:
(a)“Cause” with respect to the Participant, has the meaning set forth in (i) the Participant’s employment agreement or offer letter with the Company or its Affiliate, or (ii) if the Participant is not party to an employment agreement or offer letter with the Company or its Affiliate agreement that contains a “cause” definition, the Warner Music Inc. Severance Plan for Regular U.S. Employees or its successor plan, as in effect from time to time.
(b)“Qualifying Retirement” means the Participant’s “separation from service” within the meaning of Section 409A of the Code after the Participant has attained age 60 and completed at least 10 years of employment with the Company.
(c)“Qualifying Termination” means the Participant’s “involuntary separation from service” within the meaning of Section 409A of the Code resulting from a termination of employment (i) by the Company or its Affiliate without Cause, (ii) if the Participant is party to an employment agreement or offer letter with the Company or its Affiliate that contains a “good reason” definition, by the Participant for “good reason” (as defined therein) or (iii) if the Participant is party to an employment agreement or offer letter with the Company or its Affiliate agreement that contains a “qualifying non-renewal” definition, in a “qualifying non-renewal” (as defined therein).
6.Adjustments Upon Certain Events. The Administrator shall, in its sole discretion, make equitable substitutions or adjustments to the number of Shares and the RSUs pursuant to Section 3.3 of the Plan.
7.No Right to Continued Employment. Neither the Plan, the Notice nor these Terms and Conditions shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship with, the Company or any of its Affiliates. Further, the Company (or, as applicable, its Affiliates) may at any time dismiss the Participant, free from any liability or any claim under the Plan, the Notice or these Terms and Conditions, except as otherwise expressly provided herein.
8.No Acquired Rights. The Award has been granted entirely at the discretion of the Administrator. The grant of the Award does not obligate the Company to grant additional Awards to the Participant in the future (whether on the same or different terms).
9.No Rights of a Stockholder; Dividend Equivalent Payments.
(a)The Participant shall not have any rights or privileges as a stockholder of the Company in respect of RSUs, which for the avoidance of doubt includes no rights to dividends or to vote, until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant.
(b)Section 9(a) notwithstanding, if the Company declares and pays a cash dividend or distribution with respect to its Shares, then, with respect to each then outstanding RSU as to which Shares have not been delivered, whether vested or unvested, the Participant will be paid an amount of cash equal to the value of such cash dividend or distribution within 30 days of the date the dividend becomes payable to the Company’s shareholders or, if later, on the next practicable payroll date applicable to the Participant (but in any event no later than December 31st of the calendar year in which the dividend becomes payable to the Company’s shareholders).
10.Transferability of Shares. Any Shares issued or transferred to the Participant pursuant to the Award shall be subject to such stop transfer orders and other restrictions as the Administrator may deem advisable under the Plan, the Notice, these Terms and Conditions or the rules, regulations and other requirements of the U.S. Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Administrator may cause a legend or legends to be put on any certificates representing such Shares or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.
11.Transferability of RSUs. Except as set forth in Section 4(d), the RSUs (and, prior to their actual issuance, the Shares) may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 11 shall be void and unenforceable.
12.Withholding; Taxation.
(a)The Company and the Participant shall cooperate to satisfy applicable federal, state and local income and employment tax withholding requirements applicable to the grant, vesting and settlement of the RSUs and any dividends or distributions payable under Section 9(b) (the “Required Withholding”). The Company shall withhold from the Shares that would otherwise have been transferred to the Participant in settlement of vested RSUs the number of Shares necessary to satisfy the Participant’s Required Withholding unless the Required Withholding shall previously have been satisfied by the Participant or from other amounts payable by the Company to the Participant and, if applicable, shall deliver the remaining Shares to the Participant. The Company shall withhold from any dividends or distributions payable under Section 9(b) a cash amount equal to the Required Withholding applicable thereto. The amount of the Required Withholding and the number of Shares to be withheld by the Company, if applicable, to satisfy Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value of the Shares on the date prior to the applicable Vesting Date or the date on which the Shares are delivered to the Participant, as appropriate. The obligations of the Company under these Terms and Conditions will be conditioned on such satisfaction of the Required Withholding. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under the Award shall not exceed the minimum required withholding liability.
(b)The Award and these Terms and Conditions are intended to comply with Section 409A of the Code and should be interpreted accordingly. To the extent necessary to give effect to this intent, in the case of any conflict or potential inconsistency between the provisions of the Plan and these Terms and Conditions, the provisions of these Terms and Conditions will govern, and in the case of any conflict or potential inconsistency between this Section 12 and the other provisions of these Terms and Conditions, this Section 12 will govern. Nonetheless, the Company does not guarantee the tax treatment of the Award.
(c)In no event will the Participant be permitted to designate, directly or indirectly, the taxable year of the delivery. To the extent the Award includes a “series of installment payments” as described in Treas. Reg. § 1.409A-2(b)(2)(iii), the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment. The Award is subject to offset solely to the extent permitted by the Plan and Section 409A of the Code. To the extent any payment under the Award is conditioned on the effectiveness of a release of claims and the period the Participant is afforded to consider the release spans two taxable years of the Participant, payment will be made in the second taxable year.
(d)Notwithstanding anything in this Award to the contrary, (i) to the extent permitted by Treas. Reg. § 1.409A-3(j)(4)(vi), settlement of the Award may be accelerated to the extent necessary to satisfy employment tax withholding obligations that arise with respect to the Award, (ii) the Company may terminate this arrangement and deliver Shares hereunder in a manner consistent with Treas. Reg. § 1.409A-3(j)(4)(ix) and (iii) if at the time the Participant’s termination of employment, the Participant is a “specified employee” as defined in Section 409A of the Code and the deferred delivery of Shares otherwise deliverable hereunder as a result of such termination of employment is necessary in order to prevent any accelerated or additional tax under Section 409A of the Code, then the Company will defer the delivery of Shares hereunder (without any reduction in the number of Shares ultimately delivered to the Participant) until the date that is six (6) months following the Participant’s separation from service (or the earliest date as is permitted under Section 409A of the Code), at which point all Shares deferred pursuant to this subclause (iii) of Section 12(d) shall be delivered to the Participant during the ten (10)-day period following the end of the six (6)-month delay.
13.Clawback/Forfeiture; Other Company Policies.
(a)Notwithstanding anything to the contrary contained herein or in the Plan, in consideration for the grant of this Award, the Participant agrees that the RSUs and any Shares or cash delivered in settlement of the RSUs, including in respect of dividends or distributions pursuant to Section 9(b), (i) will be subject to the terms of any clawback or recapture policy that the Company may have in effect from time to time and, in accordance with such policy, may be subject to the requirement that the Shares subject to the RSUs or any cash payments made in respect thereof be repaid to the Company after they have been distributed to the Participant, and (ii) will, along with any other equity interests in the Company held by the Participant, be subject to any policy with respect to hedging or pledging of Shares that the Company may have in effect from time to time.
(b)Unless otherwise approved by the Administrator, as a condition to a Vesting Event described in Section 2(c) (Qualifying Termination) or Section 2(d) (Qualifying Retirement), the Participant shall not, to the extent permitted by applicable law, during the period following the Qualifying Retirement or Qualifying Termination, as applicable, and prior to the Vesting Date, without the prior written consent of Company, directly or indirectly, as an employee, agent, consultant, partner, joint venturer, owner, officer, director, member of any other firm, partnership, corporation or other entity, or in any other capacity, (i) own any interest in, manage, control, participate in, consult with, render services for, or otherwise be or be connected in any manner with, any recorded music, music distribution, music publishing or music entertainment business or any other business that the Company and its Affiliates has conducted during the one-year period immediately preceding the date of such Qualifying Retirement or Qualifying Termination, as applicable, or has plans to conduct as of the date of such Qualifying Retirement or Qualifying Termination anywhere in the world, or (ii) solicit, negotiate with, induce or encourage any record label, recording artist (including a duo or a group), publisher or songwriter who at the time is, or who within the preceding one-year prior period was, either directly or through a furnishing entity, under contract to Company or any affiliate of Company or a label distributed by Company or an affiliate of Company, to end its relationship with Company, Company affiliate or label, to violate any provision of his or her contract or to enter into an exclusive recording or music publishing agreement with any other party. Accordingly, the Participant agrees that, unless otherwise approved by the Administrator, without limiting any of the Company’s rights pursuant to any clawback or recapture policy that the Company may have in effect from time to time, in the event of the Participant’s violation of any of the covenants contained in this Section 13(b), the Participant will immediately forfeit all unvested RSUs held by the Participant, and the Participant will have no further rights with respect thereto.
14.Choice of Law. THE AWARD, THESE TERMS AND CONDITIONS AND THE NOTICE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE

WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE WHOLLY PERFORMED WITHIN THAT STATE. ANY ACTION TO ENFORCE THE AWARD, THESE TERMS AND CONDITIONS OR THE NOTICE MUST BE BROUGHT IN A COURT SITUATED IN, AND THE PARTIES HEREBY CONSENT TO THE JURISDICTION OF, COURTS SITUATED IN NEW YORK COUNTY, NEW YORK. EACH PARTY HEREBY WAIVES THE RIGHTS TO CLAIM THAT ANY SUCH COURT IS AN INCONVENIENT FORUM FOR THE RESOLUTION OF ANY SUCH ACTION.
15.RSUs Subject to Plan. All the RSUs are subject to the Plan, a copy of which has been provided to the Participant and the terms of which are incorporated herein by this reference. Except as set forth in Section 12(b), if there is any inconsistency between any express provision of these Terms and Conditions and any express term of the Plan, the express term of the Plan shall govern.
16.Beneficiary. The Participant may file with the Company a written designation of a beneficiary on such form as may be prescribed by the Company and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary. The Participant’s beneficiary shall succeed to the rights and obligations of the Participant hereunder upon the Participant’s death, except as maybe otherwise described herein or in the Plan.
17.Entire Agreement; Severability. The Plan, these Terms and Conditions and the Notice contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of the Notice or these Terms and Conditions shall be valid unless the same be in writing and signed by the parties hereto. Whenever possible, each provision of these Terms and Conditions shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of these Terms and Conditions is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but these Terms and Conditions shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
18.Additional Terms. Notwithstanding any other provision of the Plan, these Terms and Conditions or the Notice, the RSUs shall be subject to any special terms and conditions set forth in Addendum A to these Terms and Conditions for the Participant’s country or jurisdiction, if any. Moreover, if the Participant relocates to one of the countries included in Addendum A, the special terms and conditions for such country will apply to Participant, without the Participant’s consent, to the extent the Company determines in its sole discretion that the application of such terms or conditions is necessary or advisable for legal or administrative reasons. Addendum A constitutes part of these Terms and Conditions.
19.Acceptance of RSUs and Agreement. The Participant has indicated the Participant’s consent and acknowledgement of the terms of these Terms and Conditions pursuant to the instructions provided to the Participant by or on behalf of the Company. The Participant acknowledges receipt of the Plan, represents to the Company that the Participant has read and understood these Terms and Conditions and the Plan, and, as an express condition to the grant of the RSUs under these Terms and Conditions, agrees to be bound by the terms of both these Terms and Conditions and the Plan. The Participant and the Company each agrees and acknowledges that the use of electronic media (including, without limitation, a click-through button or checkbox on a website of the Company or a third-party administrator) to indicate the Participant’s confirmation, consent, signature, agreement and delivery of these Terms and Conditions and the RSUs is legally valid and has the same legal force and effect as if the Participant and the Company signed and executed these Terms and Conditions in paper form. The same use of electronic media may be used for any amendment or waiver of these Terms and Conditions.

Addendum A
ADDITIONAL TERMS AND CONDITIONS OF THE RSUs
IN CERTAIN JURISDICTIONS
This Addendum A includes special terms that apply to the RSUs for Participants residing or providing service to the Company in one of the jurisdictions listed below (where applicable to the Participant in the determination of the Company). Capitalized terms used but not defined herein shall have the respective meanings given to them in the Restricted Stock Unit Award Terms and Conditions to which this Addendum A is attached. This Addendum A is part of the Terms and Conditions.
European Union Prospectus Directive
Under the European Union Prospectus Regulation (“EUPR”), certain securities rules from the relevant “Home Member State” may apply if the offering is considered a public offering of securities. This Plan is exempt from the requirements of the EUPR under Article 1(4)(i).

Argentina

Securities Law Information
The offering of the RSUs pursuant to the Award is a private transaction. Neither the RSUs nor the underlying Shares are publicly offered or listed on any stock exchange in Argentina.

Exchange Control Information
Certain restrictions and requirements may apply if and when a Participant transfers proceeds from the Award into Argentina. The foreign exchange rules are amended on a regular basis and, therefore, it is recommended that the local bank involved in the transaction be contacted prior to transferring funds abroad.

Discretionary Award; Effect on Other Benefits.
The Participant acknowledges and agrees that the grant of RSUs is made by the Company in its sole discretion and that the value of the RSUs or any Shares acquired under the Plan shall not constitute salary or wages for any purpose under Argentine labor law, including, but not limited to, the calculation of (i) any labor benefits including, but not limited to, vacation pay, thirteenth salary, compensation in lieu of notice, annual bonus, disability, and leave of absence payments, etc., or (ii) any termination or severance indemnities or similar payments.

Australia

Securities Law Information
The offering and resale of Shares acquired under the Plan to a person or entity resident in Australia may be subject to disclosure requirements under Australian law. The Participant should obtain legal advice regarding any applicable disclosure requirements prior to making any such offer.

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Tax Information
The Plan is a plan to which subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) applies (subject to conditions in that Act).

Foreign Exchange
The Participant acknowledges and agrees that it is the Participant’s sole responsibility to investigate and comply with any applicable exchange control laws in connection with the inflow of funds from the vesting of the Awards or subsequent sale of the Shares and any dividends (if any) and that the Participant shall be responsible for any reporting of inbound international fund transfers required under applicable law. The Participant is advised to seek appropriate professional advice as to how the exchange control regulations apply to the Participant’s specific situation.

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

Austria

Exchange Control Information
If the Participant holds Shares acquired under the Plan outside of Austria, the Participant must submit a report to the Austrian National Bank. An exemption applies if the value of the Shares as of any given quarter is less than €30,000,000 or, as of December 31, is less than €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is January 31 of the following year.

When the Participant sells Shares acquired under the Plan or receives a dividend payment (if applicable), there may be exchange control obligations if the cash proceeds are held outside of Austria. If the transaction volume of all accounts abroad meets or exceeds €10,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before day 15 of the following month, on the prescribed form (Meldungen SI-
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Forderungen und/oder SI-Verpflichtungen). If the transaction value of all cash accounts abroad is less than €10,000,000, no ongoing reporting requirements apply.

Belgium

Foreign Asset/Account Reporting Information
The Participant is required to report any security or bank accounts (including brokerage accounts) the Participant maintains outside of Belgium on the Participant’s annual tax return. In a separate report, the Participant is required to provide the National Bank of Belgium with certain details regarding such foreign accounts (including the account number, bank name and country in which any such account was opened). This report, as well as additional information on how to complete it, can be found on the website of the National Bank of Belgium, www.nbb.be, under Kredietcentrales / Centrales des crédits caption.

Brazil

Exchange Control Information
If the Participant is resident or domiciled in Brazil, the Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include, but are not limited to, the Shares acquired under the Plan.

Canada

Prospectus Exemption
For the purposes of compliance with National Instrument 45-106 – Prospectus Exemptions (and in Québec, Regulation 45-106 respecting Prospectus exemptions, collectively, “45-106”), the prospectus requirement does not apply to a distribution by an issuer in a security of its own issue with an employee, executive officer, director or consultant of the issuer or a related entity of the issuer, provided the distribution is voluntary.

Resale Restrictions
Shares acquired under the Plan may be subject to certain restrictions on resale imposed by Canadian provisional securities laws. For the purposes of compliance with National Instrument 45-102 – Resale of Securities (and in Québec, Regulation 45-102 respecting Resale of securities, collectively, “45-102”), the prospectus requirement does not apply to the first trade of Shares issued in connection with the Awards provided the conditions set forth in section 2.14 of 45-102 are satisfied. The Participant should consult the Participant’s advisor prior to any resale of Shares.

Foreign Asset/Accounting Reporting Information
The Participant may be required to report foreign specified property (including Shares and rights to Shares such as vested and/or unvested Awards) on form T1135 (Foreign Income Verification Statement) if the total cost of the Participant’s foreign specified property exceeds C$100,000 at any time in the year. If applicable, the form must be filed by April 30 of the following year.
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When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the stock at the time of acquisition, but if the Participant owns other common stock of the same Company, this ACB may have to be averaged with the ACB of the other stock. The Participant should refer to form T1135 (Foreign Income Verification Statement) and consult the Participant’s tax advisor for further details.

Data Privacy Notice and Consent
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and its Affiliates to disclose and discuss the Participant’s participation in the Plan with their advisors. Finally, the Participant authorizes the Company and its Affiliates to record such information and to keep such information in the Participant’s employee file.

The following provisions apply if the Participant is a resident of Quebec:

Language Consent
The parties acknowledge that it is their express wish that the Plan, the Terms and Conditions, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant to the Plan or relating directly or indirectly thereto, be drawn up in English.

Les parties reconnaissent avoir expressement souhaité que la convention “Terms and Conditions”, ainsi que tous les documents, avis et procédures judiciaries, éxecutés, donnés ou intentés en vertu de, ou lié, directement ou indirectement à la présente convention ou au Plan, soient rédigés en langue anglaise.

Data Privacy Notice and Consent
This provision supplements Section 19 of the Terms and Conditions:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and any Subsidiary or affiliate and the Administrator to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any Subsidiary or Affiliate to record such information and to keep such information in the Participant’s employee file.

Chile

Securities Law Information.
Neither the RSUs nor the Shares are registered in Chile, and, as such, the Company is not required to provide public information about the RSUs or the Shares in Chile.

Exchange Control Information
The Participant is not required to repatriate proceeds obtained from the sale of Shares or from dividends or any dividend proceeds (if any) to Chile; however, if the Participant decides to
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repatriate proceeds from the sale of Shares and/or dividends or dividend proceeds and the amount of the proceeds to be repatriated exceeds US$10,000, the Participant acknowledges that the Participant must effect such repatriation through the formal market (i.e., a commercial bank or registered foreign exchange office).

If the value of the Participant’s aggregate investments held outside of Chile exceeds US$5,000,000 (including the value of Shares acquired under the Plan), the Participant must report the status of such investments annually to the Central Bank.

Tax Information
The Chilean Internal Revenue Service (the “CIRS”) requires all taxpayers to provide information annually regarding (i) the results of investments held abroad and (ii) any taxes paid abroad which taxpayers will use as a credit against Chilean income tax. The sworn statements disclosing this information (or Formularios) must be submitted electronically through the CIRS website, www.sii.cl, using Form 1929, which is due on June 30 each year.

China

Awards Settled in Cash
Section 1 of the Terms and Conditions is amended to read as follows:

1.    Grant of RSUs. The Company hereby evidences and confirms its grant to the individual whose name is set forth on the Notice (the “Participant”), effective as of the grant date set forth on the Notice (the “Grant Date”), of the number of Restricted Stock Units set forth on the Notice (the “RSUs”). Each RSU represents the unfunded, unsecured right of the Participant to receive from the Company or its Affililiate the cash value of one Share as measured by the closing price of the Share as traded on the Nasdaq Global Select Market as of the Vesting Date. The RSUs are subject to the terms and conditions of the Plan, which are incorporated by reference herein.

Section 4 of the Terms and Conditions is amended to read as follows:

4.    Delivery. The cash value of one Share as measured by the closing price of the Share as traded on Nasdaq as of the Vesting Date shall be delivered in respect of each RSU within 30 days of the applicable Vesting Event. In the event of the death of the Participant following a Vesting Event and prior to payment, the payment shall be made to the Participant’s estate or to a beneficiary designated in accordance with the Company’s requirements as in effect from time to time.

Section 11(a) of the Terms and Conditions is amended to read as follows:

(a)    AffililiateThe Company (which, for purposes of this Section 11(a) includes any Affiliate employing the Participant) and the Participant shall cooperate to satisfy applicable income and employment tax withholding requirements applicable to the grant, vesting and settlement of the RSUs (the “Required Withholding”). The Company shall withhold from the payment of cash that would otherwise have been transferred to the Participant in settlement of vested RSUs the
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amount necessary to satisfy the Participant’s Required Withholding unless the Required Withholding shall previously have been satisfied by the Participant or from other amounts payable by the Company to the Participant and, if applicable, shall deliver the remaining amount of the payment to the Participant. The amount of the Required Withholding and the amount to be withheld by the Company, if applicable, to satisfy the Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value of the Shares on the date prior to the applicable vesting date. The obligations of the Company under these Terms and Conditions will be conditioned on such satisfaction of the Required Withholding. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under this Award shall not exceed the minimum required withholding liability.

Colombia

Labor Law Acknowledgement
By accepting this Award, the Participant acknowledges that, pursuant to Article 128 of the Colombia Labor Code, the Plan and related benefits do not constitute a component of “salary” for any purposes. Therefore, the Award and related benefits will not be included and/or considered for purposes of calculating any and all labor benefits, including, but not limited to, legal/fringe benefits, vacations, indemnities, payroll taxes and social insurance contributions.

Securities Law Information
The Shares are not and will not be registered in the Colombian registry of publicly traded securities (Registro Nacional de Valores y Emisores) and, therefore, the Shares may not be offered to the public in Colombia. Nothing in these Terms and Conditions or the Plan should be construed as the making of a public offer of securities in Colombia.

Exchange Control Information
Foreign investments must be registered with the Central Bank (Banco de la República) as foreign investments held abroad if the funds used to acquire the foreign investments are not remitted through an authorized local finance institution and the employee’s aggregate investments held (as of December 31 of the applicable year) equal or exceed US $500,000. Registration is undertaken via lodgment of Form 11, and must be filed by June 30 of the year following that in which the investment was made.

Upon sale or other disposition of investments (including Shares) which have been registered with the Central Bank, the registration with the Central Bank must be cancelled no later than March 31 of the year following the sale or disposition (or a fine of up to 200% of the value of the infringing payment will apply). When investments held abroad are sold or otherwise disposed of, regardless of whether they have been registered with the Central Bank, the Participant must repatriate the proceeds to Colombia by selling currency to a Colombian bank and filing the appropriate form.

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Czechia

Exchange Control Information
The Czech National Bank (“CNB”) may require the Participant to fulfill certain notification duties in relation to the opening and maintenance of a foreign account. Because exchange control regulations change frequently and without notice, the Participant should consult the Participant’s personal legal advisor prior to the sale of Shares to ensure compliance with current regulations. It is the Participant’s responsibility to comply with Czech exchange control laws, and neither the Company nor its Affiliates will be liable for any resulting fines or penalties.

Denmark

Tax Information
If the Participant holds Shares acquired under the Plan in a brokerage account with a broker or bank outside Denmark, the Participant is required to inform the Danish Tax Administration about the account. The Danish tax authorities no longer offer an official form. Instead, the Participant can send the information by logging on to the Participant’s online Danish tax folder (www.skat.dk).

The Participant will have to include the below information for investments (including Shares) in non-Danish brokerage accounts:

•Identity of the foreign depositary institution (i.e., the broker’s name, address and home country)
•The number of shares, identity of the shares (e.g., ISIN code and value of the shares as of 31 December)
•The custody account (i.e., the account number in the depositary institution)
•The balance as of 31 December
The Participant will have to include the below information for cash bank accounts in non-Danish banks (e.g., cash held in non-Danish brokerage accounts):

•Identity of the foreign bank (Name, address and home country)
•Account number(s)
•Values of account(s) as of 31 December
•Percentage ownership in the account (i.e., 100% if the Participant is the sole account holder)
•The date the account was opened (day, month, year)

France

Language Consent
By accepting the grant, the Participant confirms having read and having fully understood the Plan, the Award and the Terms and Conditions, which were provided in the English language. The Participant accepts the terms of those documents accordingly.
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Consentement Relatif à la Langue Utilisée
En acceptant l’attribution, le Participant confirme avoir lu et compris le Plan et le Contrat, qui ont été communiqués en langue anglaise. Le Participant accepte les termes de ces documents en connaissance de cause.

Tax Information
The Award is not intended to qualify as a French-qualified award under French tax law.

Foreign Asset/Account Reporting Information
If the Participant is a French resident and the Participant holds cash or stock outside of France (including Shares), the Participant must declare all foreign bank and brokerage accounts (including any accounts that were opened or closed during the tax year) on an annual basis on a special form, No. 3916, together with the Participant’s income tax return. Further, if the Participant is a French resident with foreign account balances exceeding €1,000,000, the Participant may have additional monthly reporting obligations.

Exchange Control Information
The Participant must declare to the customs and excise authorities any cash or securities the Participant imports or exports without the use of a financial institution when the value of the cash or securities is equal to or exceeds a specified threshold. The declaration must be filed with the local customs service of the frontier where the cash or securities are imported or exported. The filing must be executed by the person who completes the transaction. It is the Participant’s obligation to comply with the exchange controls applicable to the Participant, not the Company’s or the Participant’s employers.

Germany

Exchange Control Information
Cross-border payments in excess of €12,500 must be reported electronically to the German Federal Bank (Bundesbank). In the case of payments made or received in connection with securities (including proceeds realized upon the sale of Shares), the report must be made by the 5th day of the month following the month in which the payment was made or received. The form of the report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. The Participant understands that if the Participant makes or receives a payment in excess of this amount, the Participant is responsible for complying with applicable reporting requirements.

Acceleration of Vesting for Tax
With respect to any Award that provides for continued vesting upon a Qualifying Retirement or Qualifying Termination, to the extent the Participant would be subject to tax prior to the Vesting Date as a result of such continued vesting, the Company or its Affiliate is authorized to accelerate the vesting and settlement of the Award upon the incurrence of such tax.

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Hong Kong

Securities Registration
The Awards and the Shares issued at vesting do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Terms and Conditions, including this Addendum A, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. Nor have the documents been reviewed by any regulatory authority in Hong Kong. The Award is intended only for the personal use of each eligible employee of the Company or any Subsidiary or affiliate and may not be distributed to any other person.

Data Protection
Acceptance of the Award constitutes authorization for the Company to collect the Participant’s personal data for purposes relating to administering Awards granted under the Plan. The Participant is entitled to request access to, and correction of, the Participant’s personal data and the name and address of the person to whom such requests should be made.

Nature of Scheme
The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance.

Acceleration of Vesting for Tax
With respect to any Award that provides for continued vesting upon a Qualifying Retirement or Qualifying Termination, to the extent the Participant would be subject to tax prior to the Vesting Date as a result of such continued vesting, the Company or its Affiliate is authorized to accelerate the vesting and settlement of the Award upon the incurrence of such tax.

Indonesia

Exchange Control Information
If the Participant remits proceeds from the sale of Shares into Indonesia, the Indonesian bank through which the transaction is made will submit a report on the transaction to the Bank of Indonesia for statistical reporting purposes. For transactions of US $25,000 or more, a description of the transaction must be included in the report. Although the bank through which the transaction is made is required to make the report, the Participant must complete a “Transfer Report Form.” The Transfer Report Form should be provided to the Participant by the bank through which the transaction is made.

Ireland

Director Notification Obligation
The Participant acknowledges that, if the Participant is a director, shadow director or secretary of a Subsidiary in Ireland (an “Irish Subsidiary”), the Participant must notify the Irish Subsidiary in writing within five business days of receiving or disposing of an interest exceeding 1% of the
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share capital of the Company or its holding company or any subsidiary (e.g., the RSUs, Shares, etc.), or within five business days of becoming aware of the event giving rise to the notification requirement or within five business days of becoming a director or secretary if such an interest exists at the time. This notification requirement also applies with respect to the interests of the Participant’s spouse, civil partner or children under the age of 18 (whose interests will be attributed to the Participant if the Participant is a director, shadow director or secretary).

Italy

Foreign Asset/Account Reporting Information
The Participant is required to report in the Participant’s annual tax return any foreign investments or investments (including the Shares issued at vesting of the Award, dividend payments (if applicable), cash or proceeds from the sale of Shares acquired under the Plan) held outside of Italy, if the investment may give rise to income in Italy (this will include reporting the Shares issued at vesting of the Award combined with other foreign assets). The Participant is exempt from these formalities if the investments are made through an authorized broker resident in Italy, as the broker will comply with the reporting obligation on the Participant’s behalf.

Plan Document Acknowledgment
In accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan and the Terms and Conditions and has reviewed the Plan and the Terms and Conditions, including this Addendum A, in their entirety and fully understands and accepts all provisions of the Plan and the Terms and Conditions, including this Addendum A. The Participant further acknowledges that the Participant has read and specifically and expressly approves the following paragraphs of the Terms and Conditions: Section 2 – “Vesting”; Section 3 – “Termination for Cause”; Section 12 – “Withholding; Taxation”; Section 13 – “Clawback/Forfeiture; Other Company Policies”; Section 14 – “Choice of Law”; and the portion of this Addendum A under the heading “Data Privacy” located at the end of this Addendum A.

Japan

Cabinet Office Ordinance on Disclosure of Corporate Affairs
Awards are exempt from the requirements of the Japan Securities and Exchange Law under the Cabinet Office Ordinance on Disclosure of Corporate Affairs.

Tax Information
Awards granted under the Plan are intended to be regarded as an “offshore plan” for Japanese tax purposes.

Foreign Asset/Account Reporting Information
If the value of Shares that would be acquired in any one transaction exceeds JPY 100 million, the Participant must notify the Ministry of Finance within 20 days of the acquisition. In addition, if the amount of the wire transfer from Japan to a foreign country in any one transaction exceeds JPY 30 million, the Participant must notify the Ministry of Finance within 10 days.

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The Participant will be required to report details of any assets (including any Shares acquired under the Plan) held outside of Japan as of December 31 of each year, to the extent such assets have a total net fair market value exceeding JPY 50 million. Such report will be due by March 15 of the following year. The Participant should consult with the Participant’s personal tax advisor as to whether the reporting obligation applies and whether the Participant will be required to report details of any outstanding shares held by the Participant in the report.

Acceleration of Vesting for Tax
With respect to any Award that provides for continued vesting upon a Qualifying Retirement or Qualifying Termination, to the extent the Participant would be subject to tax prior to the Vesting Date as a result of such continued vesting, the Company or its Affiliate is authorized to accelerate the vesting and settlement of the Award upon the incurrence of such tax.

Malaysia

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

Mexico

Modification
By accepting the Award, the Participant understands and agrees that any modification of the Plan or the Terms and Conditions or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

Acknowledgement of the Terms and Conditions
In accepting the Award, the Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan and the Terms and Conditions in their entirety and fully understands and accepts all provisions of the Plan and the Terms and Conditions. The Participant further acknowledges that the Participant has read and specifically and expressly
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approves the terms and conditions of the Terms and Conditions, in which the following is clearly described and established:

(1)    The Participant’s participation in the Plan does not constitute an acquired right.
(2)    The Plan and the Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis.
(3)    The Participant’s participation in the Plan is voluntary.
(4)    The Company and its Subsidiaries and Affiliates are not responsible for any decrease in the value of the underlying Shares.

Labor Law Acknowledgement and Policy Statement
In accepting the Award, the Participant expressly recognizes that Warner Music Group Corp. (which is the Company), with registered offices at 1633 Broadway, New York, NY 10019, U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of RSUs or Shares does not constitute an employment relationship between the Participant and the Company or any of its Affiliates, since the Participant is participating in the Plan on a wholly commercial basis and on a wholly voluntary basis and the Participant’s sole employer is Warner Music Mexico, S.A. de C.V. or Warner Chappell Music Mexico S.A. de C.V., as applicable (“WMG-Mexico”). Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Participant’s employer, WMG-Mexico, and do not form part of the employment conditions and/or benefits provided by WMG-Mexico and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant’s employment.

The Participant further understands that the Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant’s participation at any time without any liability to the Participant.

Finally, the Participant hereby declares that the Participant does not reserve to himself or herself any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, its Subsidiaries, Affiliates, shareholders, officers, agents or legal representatives with respect to any claim that may arise.

Netherlands

Insider-Trading Notification
The Participant should be aware of the Dutch insider-trading rules, which may impact the sale of shares issued to the Participant at vesting and settlement of the RSUs. In particular, the Participant may be prohibited from effectuating certain transactions involving Shares if the Participant has inside information about the Company. If the Participant is uncertain whether the insider-trading rules apply, the Participant should consult the Participant’s personal legal advisor.
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New Zealand

Securities Law Information

WARNING

This is an offer of RSUs over Shares which, if vested, will entitle the Participant to acquire Shares in accordance with the terms of the Award, the Terms and Conditions and the Plan. Shares, if issued, will give the Participant a stake in the ownership of the Company. The Participant may receive a return if dividends are paid.

If the Company runs into financial difficulties and is wound up, the Participant will be paid only after all creditors have been paid. The Participant may lose some or all of his or her investment, if any.

New Zealand law normally requires people who offer financial products to give information to investors before they invest. This information is designed to help investors make an informed decision. The usual rules do not apply to this offer because it is made under an employee share scheme. As a result, the Participant may not be given all the information usually required. The Participant will also have fewer other legal protections for this investment. The Participant should ask questions, read all documents carefully, and seek independent financial advice before committing him or herself.

The Shares are quoted on the Nasdaq Global Select Market. This means the Participant may be able to sell them on Nasdaq if there are interested buyers. The price will depend on the demand for the Shares.

For information on risk factors impacting the Company’s business that may affect the value of the Shares, you should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s “Investor Relations” website at https://investors.wmg.com/.

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company,
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details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

Peru

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

Philippines

Securities Law Information
The Participant is permitted to dispose or sell Shares acquired under the Plan provided the offer and resale of the Shares take place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market in the U.S.

Poland

Securities Law Information
The Polish Act on Public Offer provides that public offers of securities in Poland must be registered with the Polish Financial Supervision Authority (the “PFSA”) within 14 days from the allotment of securities.

Consent to Receive Information in English
By accepting the Award, the Participant confirms having read and understood the Plan and the Terms and Conditions, which were provided in the English language. The Participant accepts the terms of those documents accordingly.

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Exchange Control Information
Polish residents holding foreign securities (including Shares) and maintaining accounts abroad must report information to the National Bank of Poland. Specifically, if the value of the Participant’s securities and cash held in an account abroad (calculated individually or together with other assets/liabilities possessed abroad) exceeds PLN 7,000,000 at the end of the year, the Participant must file reports with the National Bank of Poland regarding any transactions and the balances of the foreign accounts. If required, the reports are due on a quarterly basis by the 20th day following the end of each quarter and an annual report by no later than January 30th of the following calendar year.

The Participants who at the end of the year did not reach the given threshold but in the following year, at the end of a calendar quarter, did reach the threshold are obliged to submit the appropriate form to NBP for this quarter and each of the following quarters of this calendar year (within 20 days from the end of each calendar quarter). The reports are filed on special forms available on the website of the National Bank of Poland.

Additionally, if the Participant is a Polish citizen and transfers funds abroad in excess of the PLN equivalent of €15,000, the transfer must be made through an authorized bank, a payment institution or an electronic money institution authorized to render payment services.

At the banks’ request, Polish residents may be required to inform eligible banks, within the meaning of the Foreign Exchange Act, about all foreign exchange transactions performed through them.

In addition, the Participant should maintain evidence of such foreign exchange transactions for five years (as measured from the end of the year in which such transaction occurred), in case of a request for their production by the National Bank of Poland.

Portugal

Consent to Receive Information in English
The Participant hereby expressly declares that he or she has full knowledge of the English language and has read, understood and fully accepted and agreed with the terms and conditions established in the Plan and the Terms and Conditions.

Conhecimento da Lingua. O Participante pelo presente declara expressamente que tem pleno conhecimento da língua inglesa e que leu, compreendeu e livremente aceitou e concordou com os termos e condições estabelecidas no Plano e no Acordo de Atribuição.

Exchange Control Information
If the Participant does not hold the Shares acquired at vesting with a Portuguese financial intermediary, the Participant may need to file a report with the Portuguese Central Bank. The deposit of securities outside the Portuguese financial system should be reported each month to the Bank of Portugal for statistical purposes by the banks, all legal persons registered in Portugal,
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and by all legal persons performing their activity in Portugal, as long as they perform economic, financial or foreign exchange operations, and their volume of activity is greater than €100,000.

Russia

U.S. Transaction
The Participant understands that (i) Participant’s acceptance of the Award results in a contract between the Participant and the Company that shall be concluded and become validly executed and effective only when the Participant’s acceptance of the Terms and Conditions is electronically received by the Company in the U.S. and (ii) the Plan, the Award, these Terms and Conditions and the Notice are governed by the laws of the State of Delaware, without regard to its conflict of law provisions.

Upon vesting of Awards, any Shares to be issued to the Participant shall be delivered to the Participant through a bank or brokerage account in the U.S. The Participant is not permitted to sell the Shares directly to other Russian legal entities or individuals nor is the Participant permitted to bring the Shares into Russia.

Securities Law Notification
This Addendum A, the Terms and Conditions, the Notice, the Plan and all other materials that the Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia. Absent any requirement under local law, the issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

Depending on the development of local regulatory requirements, the Company reserves the right to restrict the Participant to settle the RSUs in cash or require the immediate sale of shares at vesting, or cancel the outstanding RSUs if the grant or vesting/issuance of shares is not compliant with Russian securities laws.

Exchange Control Information
Under Russian currency control law, as of January 1, 2020, cash dividends (if any) or cash proceeds from the sale of Shares may be paid only to the Participant’s Russian bank account or a foreign bank or brokerage account opened in a country that meets Russian currency control criteria, meaning that the country either:

(1) is a member of the Eurasian Economic Union (EEU), i.e. Armenia,
Belarus, Kazakhstan or Kyrgyzstan; or

(2) has automatic exchange of financial information with Russia under the Common Reporting Standard or an international treaty.

The U.S. does not meet the aforesaid criteria. Payment of such proceeds to a Participant’s U.S. bank account is therefore prohibited. Any such proceeds must initially be paid to the
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Participant’s Russian bank account or an account opened in a country meeting the criteria set forth above.

Foreign Asset/Account Restrictions
Certain individuals who hold public office in Russia, as well as their spouses and dependent children, are prohibited from opening or maintaining foreign brokerage or bank accounts and holding any securities, whether acquired directly or indirectly, in a foreign company (including Shares acquired under the Plan).

Foreign Asset/Account Reporting Information
The Participant will be required to notify Russian tax authorities within one month of opening, closing or changing the details of a foreign account. Russian residents also are required to report (i) the beginning and ending balances in foreign accounts each year; and (ii) transactions related to such foreign accounts during the year to the Russian tax authorities, on or before June 1 of the following year.

The Participant is advised to contact the Participant’s personal legal and tax advisors regarding reporting and foreign exchange requirements pertaining to the Award and any proceeds in respect thereof.

Singapore

Securities Law Information
The grant of the Award is being made pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Plan has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant is advised that the Awards are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore of the Shares acquired through the vesting of the Awards or any offer of such sale in Singapore unless such sale or offer is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation
If the Participant is a Chief Executive Officer, director, alternate director, substitute director, associate director or shadow director of a Subsidiary domiciled in Singapore (a “Singapore Subsidiary”). The Participant is subject to certain notification requirements under the Singapore Companies Act, regardless of whether the Participant is a Singapore resident or employed in Singapore. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when the Participant receives an interest (e.g., Awards, RSUs, Shares) in the Company or any Subsidiary. In addition, the Participant must notify the Singapore Subsidiary when the Participant sells Shares of the Company or any Subsidiary (including when the Participant sells Shares acquired through the vesting of the Participant’s Awards). These notifications must be made within two business days of acquiring such interests, or any change in respect of the particulars of such interests (such as the consideration received as a result of the event giving rise to the change) or the disposing of any such interest in the Company or any Subsidiary. In
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addition, a notification must be made of the Participant’s interests in the Company or any Subsidiary within two business days of becoming a Chief Executive Officer, director, alternate director, substitute director, associate director or shadow director if such interest exists at that time.

Tax Information
This Award is not intended to qualify for preferential treatment for Singapore tax purposes.

South Africa

Tax Information
This provision supplements Section 12 of the Terms and Conditions:

By accepting the RSUs, the Participant agrees to immediately notify the Company of the amount of any gain realized upon vesting of the RSUs. If the Participant fails to advise the Company of the gain realized at vesting, the Participant may be liable for a fine. The Participant will be responsible for paying any difference between the actual tax liability and the amount withheld.

Exchange Control Information
The Participant is responsible for complying with applicable South African exchange control regulations. Since the exchange control regulations change frequently and without notice, the Participant should consult the Participant’s legal advisor prior to the acquisition or sale of Shares acquired under the Plan to ensure compliance with current regulations. As noted, it is the Participant’s responsibility to comply with South African exchange control laws, and neither the Company nor any of its Affiliates will be liable for any fines or penalties resulting from the Participant’s failure to comply with applicable laws.

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

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South Korea

Stock Transaction Act
The grant of Awards under the Plan is exempt from the requirements of the Stock Transaction Act.

Foreign Exchange Transaction Law
South Korean local nationals and foreign nationals residing in South Korea are required to comply with the Foreign Exchange Transaction Law (“FETL”) by notifying their local bank when they remit cash to a foreign entity if the amount exceeds US$50,000. As no amount will be remitted to a foreign entity, this requirement is not expected to apply to the settlement of RSUs.

Foreign Account Reporting
Korean residents must report information on their foreign bank and financial accounts to the tax authority if the aggregate balance exceeds KRW 0.5 billion at the end of any one month during the year. Reports must be submitted from June 1 to no later than June 30 in the following year. Since the exchange control regulations change frequently and without notice, the Participant should consult the Participant’s personal legal advisor to ensure compliance with current regulations.

Spain

Nature of Grant
In accepting the Awards, the Participant consents to participate in the Plan and acknowledges that the Participant has received a copy of the Plan.

The Participant understands that the Company has unilaterally, gratuitously and at its unilateral discretion decided to grant Awards under the Plan to individuals who may be employees of the Company or an Affiliate throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or a subsidiary. Consequently, the Participant understands that the Awards are granted on the assumption and condition that the Awards and any Shares issued are not part of any employment contract (either with the Company or any Affiliate thereof) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, the Participant understands that the Participant will not be entitled to continue vesting in the Awards after termination of the Participant’s employment or service except as otherwise provided in the Terms and Conditions. In addition, the Participant understands that the Awards would not be granted to the Participant but for the assumptions and conditions referred to herein; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the Awards and any right to the Awards shall be null and void.

Further, unless otherwise provided in the Terms and Conditions, the vesting of the Awards is expressly conditioned on the Participant’s continued employment or service, such that, upon
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termination of the Participant’s employment or service for any reason whatsoever, the Awards may cease vesting immediately, in whole or in part, effective on the date of termination of the Participant’s employment or service (as determined under the Plan and the Terms and Conditions). This will be the case, for example, even if the Participant is dismissed for disciplinary or objective reasons. Consequently, upon the Participant’s termination of employment or service for any of the above reasons, the Participant will automatically lose any rights to the Awards to the extent not vested on the date of the Participant’s termination of employment or service, as described in the Plan and the Terms and Conditions.

Tax Information
If the Participant holds assets or rights outside of Spain (including Shares acquired under the Plan), the Participant may have to file an informational tax report, Form 720, with the tax authorities declaring such ownership by March 31 of the following year. Generally, this reporting obligation is based on the value of those rights and assets as of December 31 and has a threshold of €50,000 per type group of asset (one type of group being securities, rights, insurance policies and income located abroad).

Reporting requirements are based on what the Participant has previously disclosed and the increase in value of such and the total value of certain groups of foreign assets. Also, the thresholds for annual filing requirements may change each year. Therefore, the Participant should consult the Participant’s personal advisor regarding whether the Participant will be required to file an informational tax report for assets and rights that the Participant holds abroad.

Exchange Control Information
The acquisition, ownership and sale of Shares under the Plan must be declared to the Spanish Direccion General de Comercio e Inversiones (the “DGCI”) which is a department of the Ministry of Economy and Competitiveness. Generally, the declaration must be made by filing the appropriate form with the DGCI. The ownership of any Shares must also be declared with the DGCI each January (with respect to shares owned as of December 31 of the prior year) while the Shares are owned. However, if the value of the Shares acquired or sold during the year exceeds a specified threshold (which is subject to revision each year), the declaration must be filed within one month of the acquisition or sale, as applicable.

Securities Disclaimer
The grant of the Awards under the Plan (i) does not constitute a public offer of securities in accordance with the provisions of Article 35 of the Spanish Securities Market Act, enacted by Royal Legislative Decree 4/2015, of 23 October, (ii) is not subject to the Regulation (EU) 2017/1129 of the European Parliament and of the Council of 14 June 2017 on the prospectus to be published when securities are offered to the public or admitted to trading on a regulated market, and therefore there is no obligation to approve, register and publish a prospectus with Spanish competent authorities (Comisión Nacional del Mercado de Valores).

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Sweden

Tax Information
If the value of a payment exceeds SEK 150,000 to/from a recipient in a foreign country, the bank processing the transaction is obligated to report the transaction to the Swedish Tax Agency.

Switzerland

Securities Law Notice
The Award and the issuance of any Shares thereunder is not intended to be publicly offered in or from Switzerland. Neither these Terms and Conditions nor any other materials relating to the Award (1) constitute a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (2) may be publicly distributed nor otherwise made publicly available in Switzerland, or (3) have been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).

Taiwan

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

Exchange Control Information
Upon the Participant’s acquisition or remittance of foreign currency equal to or exceeding TWD 500,000, the Participant is required to file a report with the Central Bank through the bank where the foreign exchange transaction will be carried out. A Central Bank permit and necessary supporting documents are required if an individual inward or outward remittance by the Participant equals to or exceeds US$500,000, and Central Bank approval is required if annual inward or outward remittance exceeds US$5,000,000.

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Thailand

Exchange Control Information
If proceeds from the Award exceed US$50,000, the Participant must (i) immediately repatriate such funds to Thailand and (ii) report the inward remittance to the Bank of Thailand on a Foreign Exchange Transaction Form. In addition, within three hundred and sixty (360) days of repatriation, the Participant must either convert any funds repatriated to Thailand to Thai Baht or deposit the funds in a foreign exchange account with a Thai commercial bank. Any such commercial bank must be duly authorized by the Bank of Thailand to engage in the purchase, exchange and withdrawal of foreign currency.

Data Protection
The Participant hereby consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in these Terms and Conditions, the Plan and any other Award materials by and among, as applicable, the Company and any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and its Affiliates may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the exclusive purpose of implementing, administering and managing the Plan. The data is supplied by the Company or its Affiliates and also by the Participant through information collected in connection with the Award Agreement and the Plan.

United Kingdom

Termination of Service
The Participant has no right to compensation or damages on account of any loss in respect of Awards under the Plan where the loss arises or is claimed to arise in whole or part from: (a) the termination of the Participant’s office or employment; or (b) notice to terminate the Participant’s office or employment. This exclusion of liability shall apply regardless of how termination of office or employment, or the giving of notice, is caused, and regardless of how compensation or damages are claimed. For the purpose of the Plan, the implied duty of trust and confidence is expressly excluded.

Tax Acknowledgment
This provision supplements Section 12.11 of the Plan and Section 12 of the Terms and Conditions:

The Participant agrees that if the Participant does not pay, or the Participant’s employer or the Company does not withhold from the Participant, the full amount of Tax-Related Items that the
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Participant will owe at vesting of the Awards, or the release or assignment of the Awards for consideration, or the receipt of any other benefit in connection with the Awards (the “Taxable Event”) within 90 days after the end of the UK tax year in which the Taxable Event occurs, or such other period specified in Section 222(1)(c) of the UK Income Tax (Earnings and Pensions) Act 2003 (“Due Date”), then the amount that should have been withheld shall constitute a loan owed by the Participant to the Employer, effective on the Due Date. The Participant agrees that the loan will bear interest at Her Majesty’s Revenue & Customs’ (“HMRC”) official rate and will be immediately due and repayable by the Participant, and the Company and/or the Participant’s employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to the Participant by the Participant’s employer, by withholding in Shares issued upon vesting of the Units or from the cash proceeds from the sale of Shares or by demanding cash or a cheque from the Participant. The Participant also authorizes the Company to delay the issuance of any Shares unless and until the loan is repaid in full.

Notwithstanding the foregoing, if the Participant is an officer or executive director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that the Participant is an officer or executive director, as defined above, and Tax-Related Items are not collected from or paid by the Participant by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to the Participant on which additional income tax and national insurance contributions may be payable. The Participant acknowledges that the Company or the Participant’s employer may recover any such additional income tax and national insurance contributions at any time thereafter by any of the means referred to in Section 12.11 of the Plan and Section 12 of the Terms and Conditions.

Joint Election
Tax-related items referenced in Section 12.11 of the Plan and Section 12 of the Terms and Conditions (“Tax-Related Items”) shall include Primary and, to the extent legally possible, Secondary Class 1 National Insurance Contributions.

As a term of receiving the grant of RSUs, the Participant agrees to accept any liability for all secondary Class 1 NICs which may be payable by the Company and/or the Company’s Affiliate employing or retaining the Participant in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer’s NICs”). Without limitation to the foregoing, the Participant agrees to enter into a joint election with the Company (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and to execute any other consents or elections required to accomplish the transfer of the entirety of Employer’s NICs to the employee. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Company’s Affiliate employing or retaining the Participant. The Participant further agrees that the Company and/or the Company’s Affiliate employing or retaining the Participant may collect the Employer’s NICs from him or her by any of the means set forth in this Addendum A or in Section 12.11 of the Plan and Section 12 of the Terms and Conditions.

If the Participant does not enter into a Joint Election, if approval of the Joint Election has been withdrawn by HMRC or if such Joint Election is jointly revoked by the Participant and the
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Company’s Affiliate employing or retaining the Participant, as applicable, the Company, in its sole discretion and without any liability to the Company or the Company’s Affiliate employing or retaining the Participant, may choose not to issue or deliver any Shares to the employee upon vesting of the RSUs.

For the avoidance of doubt, this requirement will apply to all the Participants that work in the UK during any period from grant through the Vesting Date regardless of whether the Participant was in the UK at the time of grant.

Vietnam

Awards Settled in Cash
Section 1 of the Terms and Conditions is amended to read as follows:

1.    Grant of RSUs. The Company hereby evidences and confirms its grant to the individual whose name is set forth on the Notice (the “Participant”), effective as of the grant date set forth on the Notice (the “Grant Date”), of the number of Restricted Stock Units set forth on the Notice (the “RSUs”). Each RSU represents the unfunded, unsecured right of the Participant to receive from the Company or its Affililiate the cash value of one Share as measured by the closing price of the Share as traded on the Nasdaq Global Select Market as of the Vesting Date. The RSUs are subject to the terms and conditions of the Plan, which are incorporated by reference herein.

Section 4 of the Terms and Conditions is amended to read as follows:

4.    Delivery. The cash value of one Share as measured by the closing price of the Share as traded on Nasdaq as of the Vesting Date shall be delivered in respect of each RSU within 30 days of the applicable Vesting Event. In the event of the death of the Participant following a Vesting Event and prior to payment, the payment shall be made to the Participant’s estate or to a beneficiary designated in accordance with the Company’s requirements as in effect from time to time.

Section 11(a) of the Terms and Conditions is amended to read as follows:

(a)    AffililiateThe Company (which, for purposes of this Section 11(a) includes any Affiliate employing the Participant) and the Participant shall cooperate to satisfy applicable income and employment tax withholding requirements applicable to the grant, vesting and settlement of the RSUs (the “Required Withholding”). The Company shall withhold from the payment of cash that would otherwise have been transferred to the Participant in settlement of vested RSUs the amount necessary to satisfy the Participant’s Required Withholding unless the Required Withholding shall previously have been satisfied by the Participant or from other amounts payable by the Company to the Participant and, if applicable, shall deliver the remaining amount of the payment to the Participant. The amount of the Required Withholding and the amount to be withheld by the Company, if applicable, to satisfy the Participant’s Required Withholding, as well as the amount reflected on tax reports filed by the Company, shall be based on the Fair Market Value of the Shares on the date prior to the applicable vesting date. The
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obligations of the Company under these Terms and Conditions will be conditioned on such satisfaction of the Required Withholding. The payment of any applicable withholding taxes through the withholding of Shares otherwise issuable under this Award shall not exceed the minimum required withholding liability.

UK AND ANY EUROPEAN UNION OR EUROPEAN ECONOMIC AREA COUNTRY
This provision supplements Section 19 of the Terms and Conditions for a Participant employed in the European Union, the United Kingdom or the or European Economic Area:

Data Privacy
(a)The Participant hereby acknowledges and understands that the Participant’s personal data is collected, retained, used, processed, disclosed and transferred, in electronic or other form, as described in these Terms and Conditions by and among, as applicable, the Participant’s employer, the Company and its Affiliates, and third parties assisting in the implementation, administration and management of the Plan for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)The Participant understands that the Company and its Affiliates (including the Participant’s employer), as applicable, hold certain personal data about him or her regarding the Participant’s employment, the nature and amount of the Participant’s compensation and the facts and conditions of the Participant’s participation in the Plan, including, but not limited to, the Participant’s name, home address, telephone number and e-mail address, date of birth, social insurance number or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Affiliates and details of all RSUs or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of the implementation, management and administration of the Plan (the “Data”).

(c)The Participant understands that the Data may be transferred to the Company, its Affiliate and any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere (including countries outside the European Economic Area and the United Kingdom, such as the U.S.), and that the recipient’s country may have a different or lower standard of data privacy rights and protections than the Participant’s country. Where the Data will be transferred outside the Participant’s work location, and where there is not a European Commission adequacy decision in place, the transfers will be in accordance with Chapter V of the GDPR (or the equivalent provision under United Kingdom legislation). The Participant understands that the Participant may request details of any recipients of the Data by contacting the Participant’s local human resources representative. The Participant understands that the recipients receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including transfers of such Data to a broker or other third party. The Participant understands that the Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan in accordance with applicable law. The Participant understands that the Participant may, at any time, exercise the rights granted to him/her by the GDPR (or similar rights under United Kingdom legislation) including the right to:
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request to access or be provided with a copy of the Participant’s Data, request additional information about the storage and processing of the Data, require any corrections or amendments to the Data in any case without cost and to the extent permitted by law. The above rights can be exercised by contacting in writing the Participant’s local human resources representative. The Participant understands, however, that processing of the Participant’s Data is necessary and refusing any consent that is sought by the Company or objecting to the processing of the Participant’s Data may affect the Participant’s ability to participate in the Plan. For more information on the processing of the Participant’s Data and other personal data, the Participant is referred to the Privacy Notice provided to him/her by the Participant’s employer.
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